Exhibit 1.1

              Credit Suisse First Boston Mortgage Securities Corp.

                             UNDERWRITING AGREEMENT

                          $[___________] (Approximate)
                       Home Equity Mortgage Trust [_____]
         Home Equity Mortgage Pass-Through Certificates, Series [______]

                                 [------------]

Credit Suisse First Boston LLC
11 Madison Avenue, 4th Floor
New York, New York 10010

Ladies and Gentlemen:

         Credit Suisse First Boston Mortgage Securities Corp., a corporation organized and existing under the laws of the State of Delaware (the "Depositor"), proposes to sell to Credit Suisse First Boston LLC ("CSFB") (the "Underwriter") [______] classes of the Depositor's Home Equity Mortgage Pass-Through Certificates, Series [______]. Such classes have been designated as the Class [list classes] Certificates (collectively, the "Certificates"). The Certificates, together with the Depositor's Home Equity Mortgage Pass-Through Certificates, Series [____], Class [________] Certificates, will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, primarily fixed rate, one-to-four family, second lien residential mortgage loans (the "Initial Mortgage Loans") having an aggregate principal balance of approximately $[________] as of [________] (the "Cut-off Date") and amounts on deposit in the Pre-Funding Account. The Initial Mortgage Loans identified on the Mortgage Loan Schedule were originated or acquired by various mortgage loan originators and sold to DLJ Mortgage Capital, Inc. ("DLJMC"), an affiliate of the Depositor, pursuant to one or more mortgage loan purchase agreements. These Initial Mortgage Loans were subsequently transferred to the Depositor pursuant to an assignment and assumption agreement between the Depositor and DLJMC, dated as of [___________] (the "Assignment Agreement").

         The Certificates are to be issued pursuant to a Pooling and Servicing Agreement to be dated as of [___________] (the "Pooling Agreement") among the Depositor, DLJMC, [___________], as trustee (the "Trustee"), [___________], as a servicer ("[___________]"),[___________], as a servicer
("[___________]"),[___________], as a servicer ("[___________]", and together with [___________] and [___________], the "Servicers") and [___________], as
special servicer (the "Special Servicer"). The Initial Mortgage Loans will be transferred to the Trust Fund pursuant to the Pooling Agreement.

         Capitalized terms used herein but not defined herein shall have the meanings provided in the Pooling Agreement.

         1. REPRESENTATIONS AND WARRANTIES. The Depositor represents and warrants to and agrees with the Underwriter that:

                  (a) The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (including a prospectus) on Form S-3 (No. 333-[___________]) for the registration under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates issuable in series. Such registration statement has been declared effective by the Commission under the Act. Such registration statement, including exhibits thereto and any information incorporated therein by reference, as amended to the date of this Agreement, is hereinafter called the "Registration Statement," and such prospectus, in the form in which it was last filed with the Commission, as supplemented by a prospectus supplement relating to the Certificates to be filed pursuant to Rule 424 under the Act (such prospectus supplement in the form first filed after the date hereof pursuant to Rule 424 hereinafter called the "Prospectus Supplement"), and any information incorporated therein by reference, is hereinafter collectively referred to as the "Prospectus." The Depositor further proposes to prepare, after the final terms of all classes of the Certificates have been established, a Free Writing Prospectus that will contain substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time and minus specific sections including the Method of Distribution section (such Free Writing Prospectus, together with the Basic Prospectus, the "Definitive Free Writing Prospectus"). The Definitive Free Writing Prospectus must be provided to each investor prior to the time of Contract of Sale (as defined herein).

                  (b) The Registration Statement, at the time it became effective (the "Effective Date"), and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date hereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and on the date of this Agreement and on the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. The Registration Statement, at the time it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date the Registration Statement became effective, as of its date and as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to either (i) any information contained in or omitted from the portions of the Prospectus set forth under the caption "Method of Distribution" relating to the Certificates and the stabilization legend required by
         Item 502(d)(1) under Regulation S-K of the Act (the "Underwriter Information") or (ii) any decrement or yield tables set forth in the section titled "Yield on the Certificates" in the Prospectus Supplement (the "Decrement/Yield Tables"). In addition, the Definitive Free Writing Prospectus, as of the date thereof and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The effective date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates.

                  (c) The Certificates will conform to the description thereof contained in the Prospectus and the Certificates will on the Closing Date be duly and validly authorized; and, when validly executed, authenticated, issued and delivered in accordance with the Pooling Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement.

                  (d) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Assignment Agreement and the Pooling Agreement.

                  (e) At or prior to the Closing Date, the Depositor will have entered into the Assignment Agreement with respect to the transfer of the Initial Mortgage Loans to the Depositor by DLJMC and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Assignment Agreement on the Closing Date will constitute a valid and binding agreement of the Depositor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

                  (f) At or prior to the Closing Date, the Depositor will have entered into the Pooling Agreement with respect to the Certificates, and assuming the due authorization, execution and delivery thereof by the other parties thereto, the Pooling Agreement on the Closing Date will constitute a valid and binding agreement of the Depositor enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

                  (g) Neither the issuance or sale of the Certificates nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with or violate any term or provision of the certificate of incorporation or by-laws of the Depositor or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor, and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound.

                  (h) This Agreement has been duly authorized, executed and delivered by the Depositor.

                  (i) No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Depositor of the transactions contemplated by this Agreement, except such as may be required under the Act, the Rules and Regulations or state securities or Blue Sky laws or have previously been obtained.

                  (j) Immediately prior to the transfer of the Initial Mortgage Loans to the Trustee as contemplated by the Pooling Agreement, the Depositor (i) will have good title to, and will be the sole owner of, the Initial Mortgage Loans being transferred by it to the Trustee pursuant thereto, free and clear of any lien, pledge, encumbrance or other security interest (collectively, "Liens"), (ii) will not have assigned to any person any of its right, title or interest in such Initial Mortgage Loans or in the Pooling Agreement, and (iii) will have the power and authority to sell such Initial Mortgage Loans to the Trustee, and upon the execution and delivery of the Pooling Agreement by the Trustee, the Trustee will have acquired all of the Depositor's right, title and interest in and to the Initial Mortgage Loans, and upon delivery to the Underwriter of the Certificates and payment by the Underwriter upon receipt of the Certificates, the Underwriter will have title to the Certificates free of Liens.

                  (k) Neither the Depositor nor the Trust created by the Pooling Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder.

                  (1) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Pooling Agreement and the execution, issuance, delivery and sale of the Certificates which have become due or will be due on or prior to the Closing Date, shall have been or will be paid on or prior to the Closing Date.

                  (m) The Depositor is not, as of the date upon which it delivers the Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Depositor, all of the Certificates at the purchase price set forth in
Schedule I hereto.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Certificates shall be made at 9:00 a.m. EST on [___________] which date and time may be postponed by agreement between the Underwriter and the Depositor (such date and time being herein called the "Closing Date"). The Certificates (other than the Class [___________] Certificates) will be delivered in book-entry form through the facilities of The Depository Trust Company. The Class [___________] Certificates will be issued in fully registered certificated form. Delivery of the Certificates shall be made to the Underwriter against payment by the Underwriter of the purchase price therefor to or upon the order of the Depositor by certified or official bank check or checks payable in federal or other immediately available funds. The Certificates shall be registered in such names and in such denominations as CSFB may request not less than three full business days in advance of the Closing Date.

         The Depositor agrees to notify the Underwriter at least two business days before the Closing Date of the exact principal balance evidenced by the Certificates and to have the Certificates available for inspection, checking and packaging in New York, New York, no later than 12:00 noon on the business day prior to the Closing Date.

         4. OFFERING BY UNDERWRITER.

                  (a) It is understood that each Underwriter proposes to offer and/or solicit offers for the Certificates to be purchased by it for sale to the public as set forth in the Prospectus and each Underwriter agrees that all such offers, solicitations and sales by it shall be made in compliance with all applicable laws and regulations. Prior to the date hereof, you have not offered, pledged, sold, disposed of or otherwise transferred any Certificate or any security backed by the Mortgage Loans, any interest in any Certificate or such security or any Mortgage Loan.

                  (b) It is understood that each Underwriter will solicit offers to purchase the Certificates as follows:

                           (1) Prior to the time you have received the
                  Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor's receipt of Definitive Free Writing Prospectus.

                           (2) Any Free Writing Prospectus (other than the
                  Definitive Free Writing Prospectus) relating to the Certificates used by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

                  The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

                  "Written Communication" has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations. (3) Any Free Writing Prospectus relating to Certificates and used by an Underwriter in connection with marketing the Certificates, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

                  The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                  (c) It is understood that you will not enter into a Contract of Sale with any investor until the Definitive Free Writing Prospectus has been conveyed to the investor. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159. The Definitive Free Writing Prospectus shall prominently set forth substantially the following statement:

                  This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

                  (d) It is understood that each Underwriter may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

                           (1) Unless preceded or accompanied by a prospectus
                  satisfying the requirements of Section 10(a) of the Act, an Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB, or Permitted Additional Materials.

                           (2) Each Underwriter shall comply with all applicable
                  laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

                           (3) For purposes hereof, "Free Writing Prospectus"
                  shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. "Issuer Information" shall mean information included in a Free Writing Prospectus that both
                  (i) is within the types of information specified in clauses
                  (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit C hereto and
                  (ii) has been either prepared by, or has been reviewed and approved by, the Depositor. "Underwriter Derived Information" shall refer to information of the type described in clause (5) of such footnote 271 when prepared by an Underwriter. "Permitted Additional Materials" shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4(d)(12)), (y) that constitute Certificate price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Depositor has provided written consent to the Underwriter to include in a Free Writing Prospectus. As used herein with respect to any Free Writing Prospectus, "Pool Information" means the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor to the Underwriter at the time most recent to the date of such Free Writing Prospectus.

                           (4) All Free Writing Prospectuses provided to
                  prospective investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

                  "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV [AT "_______________________", OR AT
                  UNDERWRITER WEBSITE]. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8XX-XXX-XXXX OR VIA E-MAIL AT
                  ________________________.

                  The Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of the Underwriter (which shall not be unreasonably withheld).

                           (5) Each Underwriter shall deliver to the Depositor
                  and its counsel (in such format as required by the Depositor) prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of that Underwriter that contains any information that, if reviewed and approved by the Depositor, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof prepared by that Underwriter that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered. No information in any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials, or is not Permitted Additional Materials. To facilitate filing to the extent required by Section 5(b) or 4(f), as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free Writing Prospectuses described in this subsection (5) must be approved by the Depositor before the Underwriter provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Underwriter shall not be required to deliver any Free Writing Prospectus to the extent that it does not contain substantive changes from or additions to any Free Writing Prospectus previously approved by the Depositor.

                           (6) Each Underwriter shall provide the Depositor with
                  a letter from [_____________], certified public accountants, prior to the Closing Date, with respect to any Free Writing Prospectus provided by that Underwriter to the Depositor under
                  Section 4(d)(5), satisfactory in form and substance to the Depositor and their counsel and the Underwriter, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor and the Underwriter, as a result of which they determined that all accounting, financial or statistical information that is included in such Free Writing Prospectus, is accurate except as to such matters that are not deemed by the Depositor and the Underwriter to be material. The foregoing letter shall be at the expense of the respective Underwriter.

                           (7) None of the information in the Free Writing
                  Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

                           (8) The Depositor shall not be obligated to file any
                  Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Depositor is required to file the Free Writing Prospectus pursuant to
                  Section 5(b) below. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of that Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Depositor thereof as soon as practical but in any event within one business day after discovery.

                           (9) If any Underwriter does not provide any Free
                  Writing Prospectuses to the Depositor pursuant to subsection
                  (e) above, that Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Depositor as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

                           (10) In the event of any delay in the delivery by the
                  Underwriter to the Depositor of any Free Writing Prospectuses required to be delivered in accordance with subsection (5) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (6) above, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5(b) to file the Free Writing Prospectuses by the time specified therein.

                           (11) Each Underwriter represents that it has in
                  place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of any Free Writing Prospectus used to solicit offers to purchase Certificates to the extent not filed with the Commission.

                           (12) It is understood and agreed that all information
                  provided by any Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus not containing Issuer Information. In connection therewith, the Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is contained either in the Definitive Free Writing Prospectus or in a Free Writing Prospectus delivered in compliance with Section 4(d)(5).

                  (e) Each Underwriter covenants with the Depositor that after the final Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

                  (f) Each Underwriter shall file any Free Writing Prospectus that has been distributed by that Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the 1933 Act Regulations; provided further, that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

                  (g) Each Underwriter further agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Depositor specifically for use by such Underwriter pursuant to this Section 4(g); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Depositor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Depositor any Free Writing Prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a pdf, except to the extent that the Depositor, in its sole discretion, waives such requirements.

         5. AGREEMENTS. The Depositor agrees with the Underwriter that:

                  (a) The Depositor will cause the Prospectus as supplemented by a Prospectus Supplement relating to the Certificates to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriter when the Prospectus as so supplemented has been so filed, and prior to the termination of the offering of Certificates to which such Prospectus relates also will promptly advise the Underwriter (i) when any amendment to the Registration Statement specifically relating to the Certificates shall have become effective or any further supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Depositor of any written notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. During such time that the Prospectus is required by the Act to be delivered in connection with sale of the Certificates, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus (other than any amendment or supplement specifically relating to a series of pass-through certificates other than the Certificates) unless the Depositor has furnished the Underwriter with a copy for its review prior to filing. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) The Depositor shall file any Free Writing Prospectus prepared by the Depositor (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by each Underwriter under Section 4(d)(5), not later than the date of first use of the Free Writing Prospectus, except that:

                           (1) As to any Free Writing Prospectus or portion
                  thereof that contains only (A) a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Certificates being publicly offered and the date of first use and (B) a description of the terms of the Certificates that does not reflect the final terms after they have been established for all classes of all Certificates is not required to be filed; and

                           (2) Notwithstanding clause (1) above, as to any Free
                  Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Depositor shall file such Free Writing Prospectus or portion thereof within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

         provided further, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4(d) and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

                  (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Depositor promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  (d) If the Depositor or any Underwriter determines or becomes aware that any Written Communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, when considered in conjunction with all information conveyed at the time of Contract of Sale, either the Depositor or that Underwriter may prepare corrective information with notice to the other party and any other Underwriters, and the Underwriter dealing with that investor shall deliver such information in a manner reasonably acceptable to that Underwriter and the Depositor, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

                           (1) Adequate disclosure of the contractual
                  arrangement;

                           (2) Adequate disclosure of the person's rights under
                  the existing Contract of Sale at the time termination is sought;

                           (3) Adequate disclosure of the new information that
                  is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

                           (4) A meaningful ability to elect to terminate or not
                  terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

         To the extent that the Underwriter incurs any costs to the investor in connection with any such termination or reformation of a Contract of Sale, the Depositor shall reimburse the Underwriter for such costs to the extent that the defective information was of a type that the Depositor is responsible for under Section 7(a).

                  (e) The Depositor will furnish to the Underwriter and counsel for the Underwriter, without charge, as many signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealers may be required by the Act, as many copies of the Prospectus and any supplements thereto as the Underwriter may reasonably request; provided, however, that you will provide the notice specified in Section 4(g) in every confirmation and will only deliver the Prospectus to those investors that request a paper copy thereof.

                  (f) The Depositor will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriter to qualify the Certificates for sale under the laws of such jurisdictions as the Underwriter may designate, to maintain such qualifications in effect so long as required for the distribution of the Certificates and to determine the legality of the Certificates for purchase by institutional investors; provided, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now subject to such service of process. The Depositor will make generally available to holders of the Certificates, as soon as practicable (but no later than 90 days after the close of the period covered thereby), earnings statements (in form complying with the provisions of Rule 158 under the Act) covering twelve month periods beginning, in each case, not later than the Depositor's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

                  (g) Whether or not the transactions contemplated hereby shall be consummated, the Depositor shall be responsible for the payment of any costs and expenses in connection with the performance of its obligations under this Agreement, including, without limitation, those related to (i) the costs and expenses of printing or otherwise reproducing the Registration Statement and the Prospectus, this Agreement, the Pooling Agreement and the Certificates, (ii) the cost of delivering the Certificates to the offices of the Underwriter, insured to the satisfaction of the Underwriter, and (iii) the qualification of the Certificates under securities and Blue Sky laws, including filing fees, and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey.


         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter to purchase the Certificates shall be subject to the accuracy in all respects of the representations and warranties on the part of the Depositor contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Depositor made in any Officers' certificates pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions:

                  (a) [___________] shall have furnished to the Underwriter opinions, dated the Closing Date, substantially to the effect set forth in Exhibit A.

                  (b) The Depositor shall have furnished to the Underwriter a certificate of the Depositor, signed by the President, Senior Vice President or any Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and that:

                           (i) The representations and warranties of the
                  Depositor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Depositor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) No stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his knowledge, threatened; and

                           (iii) Nothing has come to his attention that would
                  lead him to believe that the Registration Statement, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) [___________] will have furnished to the Underwriter a letter, dated as of the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that they have performed certain specified procedures as a result of which they have determined that such information as the Underwriter may reasonably request of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the caption "The Initial Mortgage Loans" and elsewhere therein agrees with the accounting records of the Depositor and, where applicable, the Mortgage Loan files of the Depositor, excluding any questions of legal interpretation.

                  (d) The Depositor's Home Equity Mortgage Pass-Through Certificates Series [___________], [list classes] Certificates shall have been rated "AAA" by [Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), "AAA" Fitch Ratings, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's")]. [The Class M-1 Certificates shall have been rated "AA+" by S&P, "AA+" by Fitch and "Aa1" by Moody's. The Class M-2 Certificates shall have been rated "AA" by S&P, "AA" by Fitch and "Aa2" by Moody's. The Class M-3 Certificates shall have been rated "AA-" by S&P, "AA-" by Fitch and "Aa3" by Moody's. The Class M-4 Certificates shall have been rated "A+" by S&P, "A+" by Fitch and "A1" by Moody's. The Class M-5 Certificates shall have been rated "A" by S&P, "A" by Fitch and "A2" by Moody's. The Class M-6 Certificates shall have been rated "A-" by S&P, "A-" by Fitch and "A3" by Moody's. The Class M-7 Certificates shall have been rated "BBB+" by S&P, "BBB+" by Fitch and "Baa1" by Moody's. The Class M-8 Certificates shall have been rated "BBB" by S&P, "BBB" by Fitch and "Baa" by Moody's. The Class M-9F Certificates and the Class M-9A Certificates shall have been rated "BBB-" by S&P, "BBB-" by Fitch and "Baa3" by Moody's. The Class A-R Certificates and Class A-RL Certificates shall have been rated "AAA" by S&P.]

                  (e) The Underwriter shall have received the opinion of the Counsel to the Trustee, substantially to the effect set forth in Exhibit B.

                  (f) The Underwriter shall have received the opinion of the Counsel, dated as of the Closing Date, to the Servicers in form and substance satisfactory to the Underwriter.

                  (g) Subsequent to the date hereof, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor, which the Underwriter concludes in its judgment materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

                  (h) The Depositor shall have furnished to the Underwriter any other opinion of counsel delivered to the Rating Agencies in connection with the rating of the Certificates.

                  (i) The Underwriter shall have received indemnification letters from each of the Servicers for the information provided by each respective servicer for inclusion in the Prospectus Supplement.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Depositor in writing, or by telephone or telegraph confirmed in writing.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Depositor will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject, under the Act or otherwise, and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or any Issuer Information contained in any other Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) are caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Free Writing Prospectus that was caused by any error in any Pool Information; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents based upon any information with respect to which the Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b). This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

                  (b) The Underwriter will indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act against any losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Act or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the Underwriter Information and the Decrement/Yield Tables, (ii) any Underwriter Derived Information prepared or used by that Underwriter, (iii) any Free Writing Prospectus prepared or used by that Underwriter for which the conditions set forth in Section 4(d)(5) above are not satisfied with respect to the prior approval by the Depositor, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) prepared or used by that Underwriter not constituting Issuer Information, (v) and any liability directly resulting from that Underwriter's failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by that Underwriter in accordance with Section 4(f); provided, however, that the indemnification set forth in this 7(b) shall not apply to the extent of any error in any Free Writing Prospectus that was caused by any error in any Pool Information. This indemnity will be in addition to any liability which each Underwriter may otherwise have. The Depositor acknowledges that, unless otherwise set forth in the applicable Terms Agreement, the Underwriters' Information and the Decrement/Yield Tables included in the Prospectus Supplement relating to a Series of Certificates constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Applicable Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be furnished to the Depositor by such Underwriter), and each Underwriter confirms, on its behalf, that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may, jointly with any other indemnifying party similarly notified, elect to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this
         Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Depositor, on the one hand, and the Underwriter, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor and the Underwriter in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount or discounts earned on the Certificates bears to the total net proceeds of the offering and the Depositor shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and, further, provided however, in no case shall the Underwriter be responsible for any amount in excess of the related aggregate underwriting discounts. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter and each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor.

         8. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Depositor prior to delivery of and payment for the Certificates, if prior to such time (i) there has been, since the date hereof, any material adverse change in the condition, financial or otherwise, of the Depositor, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or banking moratorium has been declared by either Federal or New York authorities.

         9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The agreements, representations, warranties, indemnities and other statements of the Depositor or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Depositor or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Certificates. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

         10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

         11. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         12. MISCELLANEOUS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement or any term hereof may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and the Underwriter.

                            [Signature Page Follows]

                                       Very truly yours,


                                       CREDIT SUISSE FIRST BOSTON
                                       MORTGAGE SECURITIES CORP.

                                       By:   ___________________________
                                       Name:
                                       Title:



The foregoing Agreement is hereby
confirmed and accepted
as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC


By:    ___________________________
Name:
Title:

UNDERWRITING AGREEMENT DATED [_____________]

DESIGNATION, PURCHASE PRICE AND DESCRIPTION OF THE CERTIFICATES:

CSFB Home Equity Mortgage Pass-Through Certificates Series [______]

Aggregate Collateral Balance: $[_________]

The Purchase Price for the Certificates shall be: $[ * ]

              Class                 Class Principal Balance
        ---------------- --------------------------------------------
               A-1       $
        ---------------- --------------------------------------------
               A-2A      $
        ---------------- --------------------------------------------
               A-2B      $
        ---------------- --------------------------------------------
               A-3       $
        ---------------- --------------------------------------------
               A-4       $
        ---------------- --------------------------------------------
               M-1       $
        ---------------- --------------------------------------------
               M-2       $
        ---------------- --------------------------------------------
               M-3       $
        ---------------- --------------------------------------------
               M-4       $
        ---------------- --------------------------------------------
               M-5       $
        ---------------- --------------------------------------------
               M-6       $
        ---------------- --------------------------------------------
               M-7       $
        ---------------- --------------------------------------------
               M-8       $
        ---------------- --------------------------------------------
               M-9F      $
        ---------------- --------------------------------------------
               M-9A      $
        ---------------- --------------------------------------------
               A-R       $100
        ---------------- --------------------------------------------
               A-RL      $100
        ---------------- --------------------------------------------



*Contact CSFB for Purchase Price

                                    EXHIBIT A

              Closing Opinion and Tax Opinion of [_______________]

                                    EXHIBIT B

                   Corporate Opinion of Counsel to the Trustee

                                    EXHIBIT C

                            FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

         (1) STRUCTURAL INFORMATION-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

         (2) COLLATERAL INFORMATION-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

         (3) KEY PARTIES INFORMATION-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

         (4) STATIC POOL DATA-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor's and/or servicer's portfolio, prior transactions or the asset pool itself; and

         (5) ISSUER COMPUTATIONAL MATERIAL-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)